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                                                               Exhibit 10.4

                                   AMENDMENT NUMBER THREE
                                   THE FARMERS GROUP, INC.
                                 1993 PREMIER AWARD UNIT PLAN



     The Farmers Group, Inc., 1993 Premier Award Unit Plan shall be amended as follows, effective November 10, 1997, in respect of all awards granted in connection with Performance Periods beginning after 1997.

     A. The text of Section 2(b), defining "Award Period," shall be eliminated and substituted therefor shall be inserted "Reserved."

     B. Section 2(q) shall be amended by substituting "three (3)" for "four (4)" in the first line thereof.

     C.     Section 2(u) shall be eliminated in its entirety.

     D. Section 3(c) by substituting "5(d)(iv)" for "5(c)(iv)" in the last line thereof.

     E.     Section 5(b) shall be amended in its entirety to read as follows:

                   "The total amount of Premier Unit Awards to be granted over the Performance Period, will be divided into three equal installments. Premier Award Unit grants will be made in installments to Participants on the basis of individual performance and the discretion of the Committee. The final value of each installment will be determined at the end of the Performance Period."

     F. The opening paragraph of Section 5(e) shall be amended in its entirety to read as follows:

                 Premier Award Units shall generally be paid to a Grantee
            as soon as practicable following the end of the applicable Performance Period. Should a Grantee's continuous employment with the Corporation or any Affiliate terminate prior to payout for any reason other than death, retirement, or total and permanent disability, all outstanding Premier Award Units awards (i.e., those that have been awarded but which have not been paid, as described in the previous sentence, or deferred, as described in Section 6(a) hereof) shall thereupon be forfeited by the Grantee; provided, however, that in the case of special circumstances the Committee may waive, in whole or in part, any or all of the remaining Performance Criteria or any time period of service requirement.

     G. The first paragraph of Section 6(a) shall be amended in its entirety to read as follows:

                 "Any individual eligible to participate in the Premier Award
            Unit Plan may request that the payment of all or a portion of any payout from any installment of Premier Award Units be deferred for annual periods up to five years from the date such amount would otherwise be paid under Section 5(e) hereof, or until the occurrence of retirement, death or permanent disability, if earlier. Individuals who are "highly compensated" (as defined below) as of the date of any election to defer may request that the payment of all or a portion of any payout from any installment of Premier Award Units be deferred until the occurrence of retirement, death or permanent disability. Any requests for deferral must be made to the Committee, in writing, on or before March 31 of the last year of the applicable Performance Period (e.g., a request must be made on or before March 31, 2000, relating to any Premier Award Units granted in 1998, whose value, if any, might be determined in 2000, and payable in 2001, assuming that the applicable Performance Period is three years starting in 1998). Such requests shall specify that either
            25%, 50%, 75%, or 100% of the payout which might be made is to be deferred. A Participant who is "highly compensated" may elect at the time of initially requesting deferral to

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            commence payment of benefits within ninety (90) days of
            retirement, death or the date it is established to the satisfaction of the Compensation Committee that the Participant has a permanent disability, either in a single payment or in five
            (5) or ten (10) equal annual payments to which will be added an interest equivalent from the first payment date computed as provided above. Any participant who is not "highly compensated" as of the date of his or her election and who elects in accordance with this paragraph to defer payout for a term not to exceed five
            (5) years, shall at the end of such term or as soon as thereafter as practicable, receive his or her deferred amount plus earnings thereon in one lump sum. For purposes of this Section 6, the Committee shall, in its discretion, determine which Grantees are "highly compensated" consistent with the intent that such individuals be part of a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended."

IN WITNESS WHEREOF, this instrument of Amendment is executed this 10 day of November, 1997.

By:  /s/ Alan Porter
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